SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) MARCH 15, 1996 ENZON, INC.

                   (Exact  name  of  registrant  as  specified in its charter)




       DELAWARE                    0-12957              22-237286
   (State or other jurisdiction   (Commission          (IRS Employer
       of incorporation)         File Number)          Identification)



        20 KINGSBRIDGE ROAD,  PISCATAWAY, NEW JERSEY    08854
          (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code    (908) 980-4500




     (Former name or former address, if changed since last report)









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ITEM 5.  OTHER EVENTS

     Enzon, Inc. ("Enzon" or the "Company") has completed a private placement (the "Private Placement") of its common stock, par value $.01 per share (the "Common Stock") and Series C Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock" or "Preferred Shares") to an accredited investor (the "Purchaser") who purchased securities from the Company in January 1996 pursuant to Regulation D of the Securities Act of 1933. The Company issued 266,667 shares of Common Stock (the "Common Shares") for an aggregate purchase price of $1,000,000 and 20,000 shares of Preferred Stock for an aggregate purchase price of $2,000,000. The Preferred Shares will not pay a dividend.

     The Preferred Shares are convertible into Common Stock at 80% of the average market value of the Common Stock at the time of conversion, as may be adjusted upon the occurrence of certain events. The Preferred Shares are redeemable at the option of the Company commencing 90 days after their issuance at a redemption price of $127 per Preferred Share. The Preferred Shares have no voting rights, except as required by law and except that a majority of the outstanding Preferred Shares is required to approve a consolidation, merger or reclassification of outstanding shares of Common Stock (other than by way of a subdivision or reduction of shares) and the approval of 2/3 of the outstanding Preferred Shares is required to amend the designations, preferences and rights of the Preferred Shares. The Company also issued to the Purchaser for no separate consideration 200,000 five-year warrants to purchase Common Stock (the "Warrants") exercisable at $5.63 per share.

     In connection with the Private Placement, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with the Purchaser, pursuant to which the Company agreed to file a registration statement on Form S-3 (the "Registration Statement"), or amend its registration statement on Form S-3 filed by the Company with respect to the securities sold to the Purchaser in January 1996, covering the Common Shares, the Common Stock underlying the Preferred Shares, the Common Stock underlying the Warrants and certain shares (the "Additional Shares") of Common Stock issuable to the Purchaser in the event (i) the Company fails to file the Registration Statement or the Registration Statement does not become effective within certain time limits contained in the Registration Rights Agreement, or (ii) the Registration Statement becomes effective, but is subsequently subject to a stop order, or (iii) the Company fails to maintain a listing of its Common Stock on NASDAQ or certain specified national securities exchanges. The Company has agreed to maintain the effectiveness of the Registration Statement until the earlier of (i) at least three (3) years after the date of the expiration of all the Warrants, or (ii) the date on which (a) all of the Warrants have been exercised or have expired, (b) no securities entitled to be included on the Registration Statement are held by the Purchaser or any transferee thereof, and (c) none of the Preferred Shares is outstanding.

     The Purchaser may not convert its Preferred Shares or exercise its Warrants and the Company may not issue Additional Shares to the Purchaser if as a result of such conversion, exercise or issuance, the shares of Common Stock beneficially owned by the Purchaser would exceed 4.95% of the outstanding shares of Common Stock.

     In connection with the Private Placement, the Company also agreed to use its best efforts to effect a two for one reverse split of its Common Stock as soon as practicable, but no earlier than its next annual meeting of stockholders.

                            SIGNATURES


     Pursuant to the requirements  of  the Securities Exchange Act of 1934,

the Registrant has duly caused this report  to  be  signed on its behalf by the undersigned hereunto duly authorized.




Dated:  March 22, 1996




                                              ENZON, INC.
                                             (Registrant)

                                   By:   /S/KENNETH J. ZUERBLIS
                                         Kenneth J. Zuerblis
                                         Vice President, Finance
                                         and Chief Financial
                                         Officer